UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 30, 2010
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 30, 2010, Hospira, Inc., through its wholly-owned subsidiary, Hospira Healthcare India Private Limited (“Hospira”), entered into an amendment to its Business Transfer Agreement, dated December 15, 2009, by and among Hospira, Orchid Chemicals & Pharmaceuticals Ltd. (“Orchid”), and Mr. K. Raghavendra Rao (the “Business Transfer Agreement”) to acquire from Orchid its generic injectable finished-dosage form pharmaceuticals business. The amendment evidenced certain agreements among the parties in connection with the closing of the transaction. The foregoing summary description of the amendment to the Business Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to such amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.l, and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1

Amendment No. 1 to the Business Transfer Agreement, dated March 30, 2010, by and between Orchid Chemicals & Pharmaceuticals Ltd. and Hospira Healthcare India Private Limited. Confidential treatment is requested for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

99.1	Press Release, dated March 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: April 1, 2010	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Amendment No. 1 to the Business Transfer Agreement, dated March 30, 2010, by and between Orchid Chemicals & Pharmaceuticals Ltd. and Hospira Healthcare India Private Limited. Confidential treatment is requested for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

99.1	Press Release, dated March 30, 2010